As filed with the Securities and Exchange Commission on November 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFE & GREEN HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	95-4463937
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd.

#501, Office 12

Miami, Florida 33132

(734) 332-7800

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive office)

STOCK INCENTIVE PLAN

(Full title of the Plan)

Paul M. Galvin
Chairman and Chief Executive Officer

Safe & Green Holdings Corp.
990 Biscayne Blvd.

#501, Office 12

Miami, Florida 33132

(734) 332-7800

(Name, address and telephone number of agent for service of process)

With copies to:

Leslie Marlow, Esq.

Patrick J. Egan, Esq.

Melissa Palat Murawsky, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-5000

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

Safe & Green Holdings Corp. (formerly known as SG Blocks, Inc.) (the “Registrant” or the “Company”) filed with the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form S-8 (Registration No. 333-223950) on March 27, 2018 (the “March 2018 Registration Statement”) pursuant to and in accordance with the requirements of Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 75,000 shares (1,500,000 shares on a pre-reverse stock split basis, which reverse stock split was effected on February 5, 2020) of common stock, par value $0.01 per share (the “Common Stock”), to be offered and sold under the Registrant’s Stock Incentive Plan, as it may be amended (hereinafter referred to as the “Plan”).  Pursuant to General Instruction E to Form S-8, the contents of the March 2018 Registration Statement are incorporated into this Registration Statement by reference.

The Registrant also filed with the Commission its Registration Statement on Form S-8 (Registration No. 333-225439) on June 5, 2018 (the “June 2018 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act an additional 50,000 shares (1,000,000 shares on a pre-split basis) of Common Stock to be offered and sold under the Plan.  These additional 50,000 shares of Common Stock were added pursuant to the adoption of Amendment No. 1 to the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the June 2018 Registration Statement are incorporated into this Registration Statement by reference.

The Registrant also filed with the Commission its Registration Statement on Form S-8 (Registration No. 333-248571) on September 3, 2020 (the “2020 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act an additional 1,000,000 shares of Common Stock to be offered and sold under the Plan.  These additional 1,000,000 shares of Common Stock were added pursuant to the adoption of Amendment No. 2 to the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the 2020 Registration Statement are incorporated into this Registration Statement by reference.

The Registrant also filed with the Commission its Registration Statement on Form S-8 (Registration No. 333-259719) on September 22, 2021 (the “2021 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act an additional 2,500,000 shares of Common Stock to be offered and sold under the Plan.  These additional 2,500,000 shares of Common Stock were added pursuant to the adoption of Amendment No. 3 to the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the 2021 Registration Statement are incorporated into this Registration Statement by reference.

The Registrant is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 5,000,000 shares of Common Stock that were added to the Plan by a vote of the Registrant’s stockholders at the Registrant’s 2023 Special Meeting of Stockholders that was held on October 5, 2023 (the “2023 Special Meeting”), whereby the stockholders approved Amendment No. 4 to the Plan.  Amendment No. 4 to the Plan increased the number of shares of Common Stock with respect to which awards may be granted under the Plan by 5,000,000 shares of Common Stock to an aggregate of 8,625,000 shares of Common Stock under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description of Document

3.1	Amended and Restated Certificate of Incorporation of the Company dated June 30, 2016 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on July 7, 2016).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company dated February 24, 2017 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 28, 2017).

3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on July 7, 2016).

3.4	Certificate of Amendment to Certificate of Designation, dated May 11, 2017 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 12, 2017).

3.5	Certificate of Elimination of Series A Convertible Preferred Stock, dated December 13, 2018 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on December 17, 2018).

3.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company dated June 5, 2019 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 5, 2019).

3.7	Form of Certificate of Designation of the Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.7 to the Registration Statement on Form S-1/A as filed by the Registrant with the Securities and Exchange Commission on December 9, 2019 (File No. 333-235295))

3.8	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Company dated February 4, 2020 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 5, 2020).

3.9	Amended and Restated Bylaws of the Company dated June 4, 2021 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 7, 2021).

II-1

3.10	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Company (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on December 22, 2022).

3.11	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Company (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 17, 2023).

4.1	SG Blocks, Inc. Stock Incentive Plan (incorporated herein by reference to the Information Statement on Schedule 14C as filed by the Registrant with the Securities and Exchange Commission on February 8, 2017).

4.2	Amendment No. 1 to SG Blocks, Inc. Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 5, 2018).

4.3	Amendment No. 2 to the SG Blocks, Inc. Stock Incentive Plan (incorporated herein by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 25, 2020).

4.4	Amendment No. 3 to the SG Blocks, Inc. Stock Incentive Plan (incorporated herein by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed by the Registrant with the Securities and Exchange Commission on July 14, 2021).

4.5	Form of SG Blocks, Inc. Incentive Stock Option Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on November 1, 2016).

4.6	Form of SG Blocks, Inc. Non-Qualified Stock Option Agreement (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on November 1, 2016).

4.7	Form of Restricted Stock Units Agreement (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q as filed by the Registrant with the Securities and Exchange Commission on August 14, 2019).

4.8	Amendment No. 4 to the SG Blocks, Inc. Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 10, 2023).

5.1*	Opinion of Blank Rome LLP

23.1*	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Blank Rome LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference)

107*	Filing Fee Table

*	Filed herewith

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 28th day of November, 2023.

SAFE & GREEN HOLDINGS CORP.

By:	/s/ Paul M. Galvin
Name:	Paul M. Galvin
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Galvin and Patricia Kaelin, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul M. Galvin	Chairman and Chief Executive Officer	November 28, 2023
Paul M. Galvin	(Principal Executive Officer)

/s/ Patricia Kaelin	Chief Financial Officer	November 28, 2023
Patricia Kaelin	(Principal Financial Officer and
Principal Accounting Officer)

/s/ David Villarreal	Director	November 28, 2023
David Villarreal

/s/ Christopher Melton	Director	November 28, 2023
Christopher Melton

/s/ Shafron E. Hawkins	Director	November 28, 2023
Shafron E. Hawkins

/s/ Vanessa Villaverde	Director	November 28, 2023
Vanessa Villaverde

/s/ Jill Anderson	Director	November 28, 2023
Jill Anderson

/s/ Thomas Meharey	Director	November 28, 2023
Thomas Meharey

II-3